Exhibit 4.3

NOTARIAL SALE AND SUBSCRIPTION
AGREEMENT

between

KALAHARI GOLDRIDGE MINING COMPANY LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

AFRICAN RAINBOW MINERALS PLATINUM (PROPRIETARY) LIMITED

and

ANGLOVAAL MINING LIMITED

TABLE OF CONTENTS

1	DEFINITIONS	4
2	INTERPRETATION	8
3	RECITALS	11
4	SUSPENSIVE CONDITIONS	11
5	SUBSTITUTED PURCHASER	12
6	SALE OF SALE ASSETS	13
7	PURCHASE CONSIDERATION AND PAYMENT FOR THE SALE ASSETS	14
8	SALE OF THE LOAN ACCOUNT	14
9	PURCHASE CONSIDERATION AND PAYMENT FOR THE LOAN ACCOUNT	14
10	SUBSCRIPTION FOR THE RLA	14
11	CLOSING MEETING	15
12	LISTING OF NEW AVMIN SHARES	16
13	DELIVERY OF THE SALE ASSETS	16
14	MINERAL LEASE	16
15	OPTIONS	19
16	LIMITED WARRANTIES BY HARMONY	22
17	LIMITED WARRANTIES BY ARM PLATINUM AND AVMIN	26
18	CONFIDENTIALITY	28
19	BREACH	28
20	INDIVISIBILITY	29
21	SUPPORT CLAUSE	30
22	DISPUTE RESOLUTION	30
23	NOTICES AND DOMICILIA	31
24	BENEFIT OF THE AGREEMENT	33
25	APPLICABLE LAW AND JURISDICTION	33
26	GENERAL	33
27	COUNTERPARTS	34
28	COSTS	34

ANNEXES

“A”	Kalplats and Prospecting Areas
“B”	Options
“C”	Renounceable Letter of Allocation
“D”	Irrevocable Instruction

NOTARIAL SALE AND SUBSCRIPTION AGREEMENT

BE IT HEREBY MADE KNOWN –

That on this 16th day of February 2004, before me, Brigitte Broderick Franck, notary public, duly sworn and admitted, practising at 1 Protea Place, Sandown, Sandton, in the Province of Gauteng in the Republic of South Africa, personally came and appeared –

•	Frank Abbott, in his capacity as a director of Kalahari Goldridge Mining Company Limited (“Kalgold”), he being duly authorised thereto by a resolution of the directors of Kalgold passed on 11 December 2003;

•	Frank Abbott, in his capacity as a director of Harmony Gold Mining Company Limited (“Harmony”), he being duly authorised thereto by a resolution of the directors of Harmony passed on 11 December 2003;

•	Jan Steenkamp, in his capacity as a director of Anglovaal Mining Limited (“Avmin”), he being duly authorised thereto by a resolution of the directors of Avmin passed on 5 December 2003; and

•	Pieter Taljaard, in his capacity as a director of African Rainbow Minerals Platinum (Proprietary) Limited (“ARM Platinum”), he being duly authorised thereto by a resolution of the directors of ARM Platinum passed on 16 February 2004, certified extracts of which resolutions have been exhibited to me, the notary, and remain filed of record in my protocol with the minute hereof.

AND THE APPEARERS DECLARED THAT –

Kalgold, Harmony, ARM Platinum and Avmin have agreed to enter into a sale and subscription agreement on the terms and conditions set out hereunder.

1	DEFINITIONS

Unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them below, and cognate expressions bear corresponding meanings –

1.1	“AFSA” means the Arbitration Foundation of Southern Africa;

1.2	“Agreement” means the contract reflected herein, and includes its annexes;

1.3	“ARM Platinum” means African Rainbow Minerals Platinum (Proprietary) Limited, a private company incorporated in accordance with the laws of the Republic of South Africa, Registration No. 1999/018332/07;

1.4	“ARMI” means African Rainbow Minerals & Exploration Investments (Proprietary) Limited, a private company incorporated in accordance with the laws of the Republic of South Africa, Registration No. 1997/020158/07;

1.5	“Avmin” means Anglovaal Mining Limited, a public company incorporated in accordance with the laws of the Republic of South Africa, Registration No. 1933/004580/06;

1.6	“Avmin ARMI Acquisition Agreement” means the acquisition and share exchange agreement to be entered into between Avmin and ARMI in terms of which –

1.6.1	Avmin acquires ARMI’s entire shareholding in Harmony and ARMI’s rights in and to the debt owed to it by ARM Mining Consortium Limited in respect of a shareholder’s loan;

1.6.2	ARMI subscribes for Avmin Shares; and

1.6.3	ARMI exchanges its entire shareholding in ARM Platinum for Avmin Shares;

1.7	“Avmin Shares” means ordinary shares of R0.05 (Five cents) each in the share capital of Avmin;

1.8	“Closing Date” means the date on which all the matters to be completed in terms of clause 11 are duly completed in accordance with the requirements of that clause;

1.9	“Companies Act” means the Companies Act, No. 61 of 1973;

1.10	“Competition Act” means the Competition Act, No. 89 of 1998;

1.11	“Harmony” means Harmony Gold Mining Company Limited, a public company incorporated in accordance with the laws of the Republic of South Africa, Registration No. 1950/038232/06;

1.12	“JSE” means the JSE Securities Exchange South Africa;

1.13	“Kalgold” means Kalahari Goldridge Mining Company Limited, a public company incorporated in accordance with the laws of the Republic of South Africa, Registration No 1982/002818/06;

1.14	“Kalplats Area” means the area shaded in yellow on the plan attached hereto as annexe “A”;

1.15	“Loan Account” means the loan account created in terms of clause 7.2.2;

1.16	“Loan Account Sale” means the sale of the Loan Account by Kalgold to Avmin on the terms and conditions contained in this Agreement;

1.17	“Mineral Lease” means the mineral lease which came into existence on exercise by Kalgold of the option contained in the Prospecting Contract, in respect of the Kalplats Area, which option was exercised by Notarial Deed of Declaration of Exercise of Option executed on 14 February 2003 before notary public, Christopher Ian Stevens, under his protocol number 1090/2003, as amended or substituted from time to time;

1.18	“MPRD Act” means the Mineral and Petroleum Resources Development Act, 2002;

1.19	“New Avmin Shares” means 2,000,000 (Two million) fully paid up Avmin Shares;

1.20	“Options” means those of the options listed in annexe “B” hereto which are still in force on the Closing Date whether exercised or not;

1.21	“Party/ies” means Kalgold, Harmony, ARM Platinum and Avmin;

1.22	“Prospecting Contract” means the prospecting contract entered into between Kalgold and the Republic of South Africa in respect of minerals held by the Republic of South Africa in the Kalplats Area and the area shaded in green on the plan annexed hereto as annexe “A”, which prospecting contract was executed on 19 May 1999 before notary public, Christopher Ian Stevens, under his protocol number 732/1999;

1.23	“Related Agreements” means the Share Exchange Agreement, the Avmin ARMI Acquisition Agreement and the Voting Agreement;

1.24	“RLA” means a fully paid renounceable letter of allocation in respect of the New Avmin Shares, in the form of the draft annexed hereto marked annex “C”;

1.25	“Sale Assets” means –

1.25.1	Isuzu KB280 D/CAB 2.4, Registration No. CMF 622 NW;

1.25.2	Isuzu KB2000 LWB, Registration No. CFP 771 GP;

1.25.3	Nissan 3.0 V6, Registration No. CMY 368 NW;

1.25.4	Portion 11 (a portion of Portion 6) of the Farm Groot Gewaagd 270, Registration Division IN, Northwest Province, held under Title Deed No. T173/2004;

1.25.5	Portion 10 (a portion of Portion 1) of the Farm Groot Gewaagd 270, Registration Division IN, Northwest Province, held under Title Deed No. T 172/2004;

1.25.6	material intellectual property relating to the Kalplats area, comprising data and the interpretation thereof (including drill cores, drilling results and feasibility studies);

1.25.7	the Mineral Lease; and

1.25.8	the Options;

1.26	“Sale Asset Consideration” means the consideration payable by ARM Platinum to Kalgold for the Sale Assets, details of which are contained in clause 7;

1.27	“Sale of the Sale Assets” means the sale of the Sale Assets by Kalgold to ARM Platinum on the terms and conditions contained in this Agreement;

1.28	“Share Exchange Agreement” means the agreement to be entered into between Harmony and Avmin in terms of which Avmin exchanges its entire shareholding in Avgold Limited for new Harmony shares;

1.29	“Signature Date” means the date of signature of this Agreement by the Party last signing;

1.30	“Subscription” means the subscription by Kalgold for the RLA on the terms and conditions contained in this Agreement;

1.31	“Suspensive Conditions” means the Suspensive Conditions set out in clause 4;

1.32	“Transaction” means the Loan Account Sale, the Sale of the Sale Assets and the Subscription;

1.33	“Voting Agreement” means the agreement to be entered into between Harmony, ARMI and Clidet No 454 (Proprietary) Limited governing, inter alia, the basis upon which Harmony’s shares in Avmin will be voted by ARMI after the Closing Date; and

1.34	“Weighted Average Traded Price” means the weighted average traded price of an Avmin Share for the 7 (Seven) trading day period prior to the Closing Date (as determined in accordance with the JSE Listings Requirements) multiplied by 2,000,000 (Two million), but subject to a maximum of R100,000,000.00 (One hundred million rands).

2	INTERPRETATION

2.1	In this Agreement and the annexes –

2.1.1	clause headings and sub-headings are for convenience only and are not to be used in its interpretation;

2.1.2	an expression which denotes –

2.1.2.1	any gender includes the other genders;

2.12.2	a natural person includes a juristic person and vice versa, and

2.1.2.3	the singular includes the plural and vice versa.

2.2	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in clause 1 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.3	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.4	Terms other than those defined within this Agreement and its annexes will be given their plain English meaning, and those terms, acronyms, and phrases known in the mining sector will be interpreted in accordance with their generally accepted meanings.

2.5	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.6	The terms “holding company” and “subsidiary” shall bear the meanings assigned to them in the Companies Act.

2.7	Reference to “months” or “years” shall be construed as calendar months (i.e. one or more of the twelve periods into which the conventional calendar year is divided) or conventional years (i.e. 1 January to 31 December). Reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” shall be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time. Any reference to “business hours” shall be construed as being the hours between 08h30 (zero eight thirty hours) and 17h00 (seventeen hundred hours) on any business day. Any reference to time shall be based upon South African standard time.

2.8	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.9	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.10	No provision herein shall be construed against or interpreted to the disadvantage of a Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

2.11	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it: the application of the eiusdem generis rule is excluded.

2.12	Unless specifically otherwise provided, all amounts in this Agreement are exclusive of value-added tax, as contemplated in the Value- Added Tax Act, No. 89 of 1991.

2.13	This Agreement incorporates the annexes, which annexes shall have the same force and effect as if set out in the body of this Agreement. In this Agreement the words “clause” or “clauses” and “annexe” or “annexes” refer to clauses of and annexes to this Agreement.

3	RECITALS

3.1	Kalgold is the holder of the Mineral Lease and the Options, and the owner of the remaining Sale Assets.

3.2	ARM Platinum wishes to purchase the Sale Assets from Kalgold, and Kalgold is prepared to sell the Sale Assets to ARM Platinum, on the terms and subject to the conditions herein contained.

3.3	Kalgold wishes to subscribe for the New Avmin Shares, and Avmin is prepared to allot the New Avmin Shares to Kalgold in renounceable form, on the terms and subject to the conditions herein contained.

4	SUSPENSIVE CONDITIONS

4.1	The provisions of clauses 6 to 17 are subject to the fulfilment of the Suspensive Conditions that –

4.1.1	the Related Agreements are entered into and become unconditional, save insofar as they may be conditional on this Agreement becoming unconditional;

4.1.2	the Transaction is approved unconditionally (or conditionally, subject to what is set out in the remainder of this clause 4.1.2). A conditional approval of the Transaction in terms of the Competition Act shall not constitute fulfilment of this Suspensive Condition unless the Party adversely affected by such conditions, confirms in writing within 10 (Ten) business days after the conditional approval is granted, that the conditions are acceptable to it; and

4.1.3	Avmin, at its expense, procures that Kalgold receives written confirmation that the JSE has agreed to list the New Avmin Shares with effect from the commencement of business on Closing Date.

4.2	Each of the Parties will use commercially reasonable endeavours and the Parties will cooperate in good faith to procure the fulfilment of the Suspensive Conditions as soon as reasonably possible after the Signature Date.

4.3	The Suspensive Condition referred to in clause 4.1.3, has been inserted for the benefit of Harmony which will be entitled, in its sole and absolute discretion, to waive fulfilment of such Suspensive Condition, in whole or in part, by giving written notice of such waiver to ARM Platinum and Avmin on or before the date referred to in clause 4.5.

4.4	The Suspensive Condition referred to in clause 4.1.1 may be waived by written agreement between the Parties whereas the Suspensive Condition referred to in clause 4.1.2 will not be capable of being waived.

4.5	Unless the Suspensive Conditions have been fulfilled or waived by not later than 30 April 2004 (or such later date as may be agreed in writing by the Parties) the provisions of those clauses which are not subject to the fulfilment of the Suspensive Conditions will continue in full force and effect, the provisions of clauses 6 to 17 will never become of any force or effect and the status quo ante will be restored as near as may be. No Party shall have any claim against any other Party in terms hereof or arising from the failure of the Suspensive Conditions, save for any claims arising from a breach of the provisions of clause 4.2.

4.6	Notwithstanding anything to the contrary contained in this clause 4, the provisions of clauses 1 to 3, this clause 4 and clauses 19 to 28 will survive the failure of this Agreement to become unconditional.

5	SUBSTITUTED PURCHASER

5.1	ARM Platinum will be entitled to assign all its rights and obligations as purchaser under this Agreement to Avmin or any wholly owned subsidiary of ARM Platinum or Avmin with the approval in writing of Harmony (which approval will not be unreasonably withheld), provided that –

5.1.1	any such substituted purchaser will bind itself in writing to all the terms and conditions herein imposed on ARM Platinum, and

5.1.2	ARM Platinum or Avmin, as the case may be, guarantees, as surety for and co- principal debtor in solidum with such substituted purchaser, the due and proper compliance by such substituted purchaser with all the terms and conditions herein imposed on ARM Platinum,

5.1.3	whereupon any reference in this agreement to “ARM Platinum” (save for clauses 5.1.1 and 5.1.2) will be deemed to be a reference to such substituted purchaser.

5.2	It is agreed that Harmony will not be considered to be withholding the approval referred to in clause 5.1 unreasonably if the granting of the approval could reasonably be expected to delay the obtaining of the consent of the Minister of Minerals & Energy to the cession of the . Mineral Lease by Kalgold to ARM Platinum.

6	SALE OF SALE ASSETS

6.1	Kalgold hereby sells the Sale Assets to ARM Platinum, which hereby purchases the Sale Assets, with effect from the Closing Date.

6.2	Subject to the provisions of clauses 13 to 15, possession and effective control of the Sale Assets will be given to ARM Platinum on the Closing Date.

6.3	Notwithstanding the Signature Date, risk in and to and the benefit of the Sale Assets will pass to ARM Platinum on the Closing Date.

7	PURCHASE CONSIDERATION AND PAYMENT FOR THE SALE ASSETS

7.1	The purchase consideration payable by ARM Platinum to Kalgold for the Sale Assets is an amount equal to the Weighted Average Traded Price, plus value-added tax thereon (“VAT”).

7.2	The Sale Asset Consideration will be payable as follows –

7.2.1	the VAT shall be paid in cash on the Closing Date; and

7.2.2	the balance of the Sale Asset Consideration shall be debited to a loan account in Kalgold’s books of account in the name of ARM Platinum on the Closing Date.

8	SALE OF THE LOAN ACCOUNT

8.1	Kalgold hereby sells the Loan Account to Avmin, which hereby purchases the Loan Account, with effect from the Closing Date.

8.2	Notwithstanding the Signature Date, risk in and to and the benefit of the Loan Account will pass to Avmin on the Closing Date.

9	PURCHASE CONSIDERATION AND PAYMENT FOR THE LOAN ACCOUNT

The purchase consideration payable by Avmin to Kalgold for the Loan Account is an amount equal to the Weighted Average Traded Price, which amount shall be paid on the Closing Date against the cession of the Loan Account by Kalgold to Avmin and the completion of the other matters to be completed in accordance with the provisions of clause 11.

10	SUBSCRIPTION FOR THE RLA

10.1	Kalgold hereby subscribes for the RLA, for a subscription price equal to the Weighted Average Traded Price, which amount shall be paid on the Closing Date against delivery of the RLA by Avmin to Kalgold and the completion of the other matters to be completed in accordance with the provisions of clause 11.

10.2	Avmin shall issue the RLA to Kalgold on the Closing Date, in accordance with the provisions of clause 11.1, and procure the allotment and issue of the New Avmin Shares in terms of the RLA.

11	CLOSING MEETING

11.1	At 14h00 on the 5th (Fifth) business day after the date on which all of the Suspensive Conditions are fulfilled and/or waived representatives of the Parties shall meet at the offices of Deneys Reitz Inc. at 82 Maude Street, Sandton and completion of the Transaction shall occur by –

11.1.1	Avmin’s representative delivering to Kalgold’s representative –

11.1.1.1	the original signed RLA; and

11.1.1.2	a certified copy of a signed irrevocable instruction to Computershare Limited (“Transfer Secretaries”), receipt of the original of which has been acknowledged by the Transfer Secretaries as provided for, substantially in the form of the draft annexed hereto marked “D”; and

1.1.2	Kalgold’s representative delivering a duly executed cession of the Loan Account to Avmin’s representative.

11.2	On delivery of the RLA, irrevocable instruction and cession referred to in clause 11.1, and after completion of all of the matters required to be completed at the closing meetings to be held in terms of the Related Agreements, Avmin and Harmony shall be obliged to sign and deliver a written final confirmation of that fact to Computershare Limited as contemplated in annexe “D”.

11.3	Notwithstanding anything to the contrary contained herein, the Parties agree that all of the matters to be completed in terms of this clause 11 shall be deemed to have been completed simultaneously, and that none of them shall be deemed to have been completed unless all of them have been completed, and unless all of the matters to be completed at the closing meetings to be held in terms of the Related Agreements (other than the Voting Agreement) have also been completed.

12	LISTING OF NEW AVMIN SHARES

Avmin undertakes to procure that the New Avmin Shares, when allotted and issued, will be listed on the JSE with effect from the commencement of business on the 1st (First) business day after the day on which the final confirmation referred to in clause 5 of annexe “D” is signed and delivered.

13	DELIVERY OF THE SALE ASSETS

13.1	Harmony will, as soon as possible after the Signature Date but subject to the provisions of clauses 14 and 15, procure the drafting and, where applicable, registration of all documents necessary to give effect to the cession of the Mineral Lease and the Options, and the transfer of the properties referred to in clauses 1.25.4 and 1.25.5, to ARM Platinum, provided that registration will not take place prior to the Closing Date.

13.2	Each of the Parties undertakes to do all such things and sign all such documents as may be necessary or incidental to complete, execute and register the documents referred to in clause 13.1.

14	MINERAL LEASE

14.1	The provisions of clause 13 are based on the assumption that the consent of the Minister of Minerals & Energy to the cession of the Mineral Lease by Kalgold to ARM Platinum (“Consent”) is granted prior to the Closing Date.

14.2	Each of the Parties hereby undertakes to –

14.2.1	use commercially reasonable endeavours and to co-operate with one another in good faith to procure that the Consent is granted prior to the Closing Date; and do all such things and sign all such documents as may be necessary or incidental to the granting of the Consent.

14.3	In the event that the Consent is not granted prior to the Closing Date, each of the Parties hereby undertakes to use commercially reasonable endeavours and to co-operate with one another in good faith to procure that the Consent is granted as soon as possible after the Closing Date.

14.4	In the event that the MPRD Act comes into effect (MPRD Act Effective Date”) prior to the Consent having been granted, Kalgold will remain the holder of the Mineral Lease but will not conduct any prospecting or mining operations whatsoever in the Kalplats Area.

14.5	In the event that the Mineral Lease is terminated for whatever reason prior to the expiry of a period of 1 (One) year from the MPRD Act Effective Date, Harmony, as the ultimate recipient of the Sale Asset Consideration, shall be obliged to refund an amount of R20,000,000.00 (Twenty million rands) of the Sale Asset Consideration to ARM Platinum in cash within 20 (Twenty) business days of receipt of a written demand from ARM Platinum, unless it has already refunded such amount to ARM Platinum in accordance with the provisions of clause 14.9 or unless the provisions of clause 14.7 are applicable.

14.6	ARM Platinum shall be obliged to notify Harmony in writing whether it wishes, or does not wish, to conduct mining operations in the Kalplats Area on or before the expiry of a period of 9 (Nine) months from the MPRD Act Effective Date.

14.7	If ARM Platinum notifies Harmony that it does not wish to conduct mining operations in the Kalplats Area, Kalgold shall be obliged to allow the Mineral Lease to expire and shall not be entitled to apply for a prospecting or mining right in respect of the Kalplats Area in terms of the provision of the MPRD Act, provided that, in this event, the provisions of clause 14.5 will not apply.

14.8	If ARM Platinum notifies Harmony that it wishes to conduct mining operations in the Kalplats Area, Harmony shall be obliged to procure that Kalgold –

14.8.1	applies for a mining right in accordance with the provisions of item 8(2) of the Transitional Arrangements to the MPRD Act; and

14.8.2	assigns such mining right to ARM Platinum in accordance with the provisions of section 11 of the MPRD Act, which assignment requires the written consent of the Minister of Minerals and Energy; provided that, if the terms and conditions of the mining right are not acceptable to ARM Platinum, it will be deemed to have elected not conduct mining operations in the Kalplats Area and the provisions of clause 14.7 shall apply.

14.9	Should the Minister of Minerals and Energy fail to consent to the assignment referred to in clause 14.8.2 prior to the expiry of a period of 12 (Twelve) months from the date of receipt by Harmony of the notice referred to in clause 14.6, Harmony, as the ultimate recipient of the Sale Asset Consideration, shall be obliged to refund an amount of R20,000,000.00 (Twenty million rands) of the Sale Asset Consideration to ARM Platinum in cash within 20 (Twenty) business days of receipt of a written demand from ARM Platinum, unless it has already refunded such amount to ARM Platinum in accordance with the provisions of clause 14.5.

14.10	Harmony shall be obliged, in addition to any amount paid to ARM Platinum in terms of clause 14.5 or 14.9, to pay to ARM Platinum any value-added tax refund or credit which either Kalgold or Harmony receives in respect any such amount paid. Harmony will be obliged to use commercially reasonable endeavours and do all such things as may be reasonably necessary to procure that the said value- added tax refund or credit is received by either Kalgold or Harmony. For the purposes of clarity, it is recorded that the minimum net amount which ARM Platinum will receive under clause 14.5 or 14.9, as the case may be, will be R20,000,000.00 (Twenty million rands).

14.11	If ARM Platinum, or any person on behalf of ARM Platinum, conducts mining operations in any part of the Kalplats Area at any time after receiving a refund from Harmony in accordance with the provisions of clauses 14.5 or 14.9, ARM Platinum shall be obliged, forthwith on commencing such mining operations, to repay such refund, together with an amount equal to any value-added tax refund or credit paid to ARM Platinum in terms of clause 14.10, to Harmony.

15	OPTIONS

15.1	ARM Platinum and Avmin acknowledge being fully aware of all of the terms and conditions of the options listed in annexe “B” (“Existing Options”), including the date on which the Existing Options expire if not exercised.

15.2	The Parties agree that, for the purposes of this clause 15 –

15.2.1	“Extension Options” means the Existing Options in respect of the residual mining rights to Portions 6 and 8 of Groot Gewaagd 270, Portion 2 of Gemsbok Pan 309 (50% (Fifty percent) of the mineral rights only) and Portions 3 and 4 of Gemsbok Pan 309, being items 1, 6.1, 6.2 and 6.3 on annexe “B”;.

15.2.2	“Maximum Percentage” means 40% (Forty percent);

15.2.3	“Maximum Payment” means the average of the option payments payable under all of the Extension Options; and

15.2.4	“Exercise Percentage” means 15% (Fifteen percent).

15.3	Harmony shall be obliged to use commercially reasonably endeavours to –

15.3.1	extend the Extension Options by not less than 1 (One) year; or

15.3.2	exercise the Extension Options, or

15.4.4	renew those of the Extension Options which have lapsed on substantially similar terms and conditions as the contract which has lapsed, subject to the increases permitted below,

in Harmony’s sole and absolute discretion, prior to 17h00 on 31 July 2004, provided that Harmony shall not be obliged to agree to a percentage increase in the option payments greater than the Maximum Percentage (or an option payment greater than the Maximum Payment where applicable), or an increase in the exercise prices payable in respect of any of the Existing Options greater than the Exercise Percentage, unless requested to do so by ARM Platinum, in which event any additional increase or payment shall be for ARM Platinum’ account. If, as a result of ARM Platinum not requesting Harmony to pay the additional increase or payment contemplated above, Harmony is unable to comply with the provisions of this clause 15.3 the relevant Extension Option shall be deemed to no longer constitute an Extension Option and Harmony shall have no further obligations in regard thereto whatsoever.

15.4	Harmony shall –

15.4.1	pay the exercise price of all options exercised in terms of clause 15.3; and

15.4.2	refund to ARM Platinum an amount equal to any increase in the option payments which Harmony agrees to pay the grantors of the Extension Options, and which is actually paid by ARM Platinum, for a period of not more than 2 (Two) years from the date of extension, but subject to the Maximum Percentage.

15.5	All costs in respect of an extension of more than 2 (Two) years, a percentage increase in the option payments greater than the Maximum Percentage and exercise prices of Existing Options exercised at ARM Platinum’s instance shall be for ARM Platinum’s account.

15.6	In the event that any of the Extension Options is not exercised, extended or renewed, as contemplated in clause 15.3, Harmony, as the ultimate recipient of the Sale Asset Consideration, shall be obliged to refund an amount of R5,000,000.00 (Five million rands) of the Sale Asset Consideration to ARM Platinum in cash within 20 (Twenty) business days of receipt of a written demand from ARM Platinum.

15.7	Harmony shall be obliged, in addition to any amount paid to ARM Platinum in terms of clause 15.6, to pay to ARM Platinum any value- added tax refund or credit which either Kalgold or Harmony receives in respect any such amount paid. Harmony will be obliged to use commercially reasonable endeavours and do all such things as may be reasonably necessary to procure that the said value-added tax refund or credit is received by either Kalgold or Harmony. For the purposes of clarity, it is recorded that the minimum net amount which ARM Platinum will receive under clause 15.6 will be R5,000,000.00 (Five million rands).

15.8	If ARM Platinum, or any person on behalf of ARM Platinum, conducts mining operations in any part of the Kalplats Area or in any area covered by the Extension Options at any time after receiving a refund from Harmony in accordance with the provisions of clause 15.6, ARM Platinum shall be obliged, forthwith on commencing such mining operations, to repay such refund, together with an amount equal to any value-added tax refund or credit paid to ARM Platinum in terms of clause 15.7, to Harmony.

16	LIMITED WARRANTIES BY HARMONY

16.1	Full opportunity having already been given to ARM Platinum and Avmin, their servants, agents, representatives and advisers to make such inspection, examination and investigation as they may wish to have of all and any aspects of the Sale Assets, save as set out below, no warranties, representations or undertakings are given, made or expressed by Kalgold or Harmony, or imposed or implied by statute, common law, custom or otherwise, in favour of ARM Platinum or Avmin relating to or in connection with the Sale Assets including (but not limited to) the value of the Sale Assets.

16.2	Harmony hereby gives to and in favour of ARM Platinum the following warranties –

16.2.1	Kalgold is the sole holder of the Mineral Lease and the Options, which are valid and enforceable according to their terms and is the owner of the remaining Sale Assets;

16.2.2	Kalgold is, subject to the fulfilment of the Suspensive Conditions, entitled and able to give free and unencumbered title in the Sale Assets to ARM Platinum;

16.2.3	the Sale Assets are not subject to any lease, lien, hypothec, mortgage, notarial bond, pledge or other encumbrance whatsoever;

16.2.4	save for ARM Platinum in terms of this Agreement, no person has any right (including an option or right of first refusal) to acquire the Sale Assets or any of them;

16.2.5	to best of Harmony’s knowledge and belief after having made due and proper enquiry, none of the Sale Assets are –

16.2.5.1	subject to any dispute or litigation whatsoever, including any legal, administrative or other proceeding, or governmental investigation of whatsoever nature;

15.2.5.2	threatened with any of the actions contemplated in clause 16.2.5.1; or

16.3.5.3	subject to any order of any court, governmental department or other body; and

16.2.6	to best of Harmony’s knowledge and belief after having made due and proper enquiry –

16.2.6.1	save as provided for in the conditions of title or endorsed on any of the title deeds of the properties referred to in clauses 1.25.4 and 1.25.6 (“Properties”), the Properties are free from ail mortgages, servitudes and other restrictive conditions and there is no contract, arrangement or agreement whereunder any person has any right to call upon Kalgold to grant a servitude or similar right (whether registerable or not) or to pass in its favour a mortgage bond over the Properties;

16.2.6.2	the Properties are not subject to any expropriation order nor is any expropriation threatened with reference to the Properties;

16.2.6.3	no person has any right of any nature whatsoever to claim or be in occupation of the Properties;

16.2.6.4	Kalgold is not in breach of any of the provisions of the title deeds or of any servitude or restrictive condition affecting the Properties and Kalgold has complied with all bye laws and regulations in connection therewith; and

16.2.6.5	no claims have been brought by any person or community in terms of the Restitution of Land Rights Act 22 of 1994 in respect of the land covered by the Kalplats Area and no persons, in respect of such land, have rights in terms of the Land Reform (Labour Tenants) Act 3 of 1996 or the Extension of Security of Tenure Act 62 of 1997.

16.3	Each warranty given by Harmony to ARM Platinum in terms of clause 16.2 will –

16.3.1	be given as at the Signature Date and the Closing Date, save for the warranties se out in clauses 16.2.5 and 16.2.6 which are given as at the Signature Date only;

16.3.2	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in the Agreement;

16.3.3	continue and remain in force notwithstanding the completion of the Transaction;

16.3.4	prima facia be deemed to be a representation of fact inducing ARM Platinum to enter into this Agreement; and

16.3.5	be presumed to be material unless the contrary is proved.

16.4	ARM Platinum and Avmin acknowledge having been advised that –

16.4.1	the entire issued share capital of Kalgold has been sold by Harmony and its subsidiary companies to The Afrikander Lease Limited, subject to the fulfilment of certain suspensive conditions (“Sale of Shares”),

16.4.2	the implementation of the Sale of the Sale Assets constitutes the fulfilment of one of the suspensive conditions to the Sale of Shares; and

16.4.3	the New Avmin Shares will be renounced by Kalgold in favour of Harmony and/or its subsidiary companies.

16.5	ARM Platinum and Avmin acknowledge that Kalgold has not given, and is accordingly not bound, by any warranties, representations, undertakings or the like, express or implied, with regard to the –

16.5.1	Sale Assets or any other matter affecting the Sale Assets;

16.5.2	the Consent or Kalgold’s ability to cede the Mineral Lease to ARM Platinum; or

16.5.3	the extension or exercise of the Extension Options.

16.6	To the extent that Kalgold is obliged and/or required to perform any act with regard to the Sale Assets and/or the Transaction, Harmony undertakes to use commercially reasonable endeavours to procure that Kalgold performs such act and indemnifies ARM Platinum and holds it harmless from and against any loss or damage which it may suffer by reason of Kalgold’s failure and/or refusal to perform such act. On this basis, ARM Platinum hereby waives all and any claims which it may have against Kalgold in regard to the Transaction and the Sale Assets, whether in terms of this Agreement or otherwise, Harmony hereby assuming all of Kalgold’s liabilities and obligations in respect thereof.

16.7	Notwithstanding anything to the contrary contained in this Agreement –

16.7.1	the aggregate amount of ARM Platinum and/or Avmin’s recoverable damages for any breach or breaches of this Agreement, including without being limited to the warranties and undertakings set out in this clause 16, shall not in any circumstances exceed the Weighted Average Traded Price less any amounts refunded by Harmony to ARM Platinum in terms of clauses 14 and 15, in the aggregate; and

16.7.2	ARM Platinum and/or Avmin shall have no claim whatsoever against Harmony or Kalgold in the event that the provisions of clauses 14 or 15 are not complied with, save for the refund claims specifically dealt with in such clauses.

17	LIMITED WARRANTIES BY ARM PLATINUM AND AVMIN

17.1	Full opportunity having already been given to Kalgold and Harmony, their servants, agents, representatives and advisers to make such inspection, examination and investigation as they may wish to have of all and any aspects of Avmin, its business and affairs, save as set out below, no warranties, representations or undertakings are given, made or expressed by ARM Platinum or Avmin, or imposed or implied by statute, common law, custom or otherwise, in favour of Kalgold or Harmony relating to or in connection with Avmin or the New Avmin Shares including (but not limited to) the asset or liability position of Avmin, the accuracy or completeness or any commercial and/or statutory records of Avmin or any entry therein or relating to the New Avmin Shares, the profitability of Avmin or the value of the New Avmin Shares.

17.2	ARM Platinum and Avmin hereby jointly and severally give the following warranties to and in favour of Kalgold and Harmony –

17.2.1	ARM Platinum will apply to be registered as a vat vendor in terms of the Value-Added Tax Act, No. 89 of 1991, and will use commercially reasonable endeavours and do all such things as may be necessary to procure such registration prior to the Closing Date, or after the Closing Date but retrospectively with effect from the Closing Date;

17.2.2	Avmin will have sufficient authorised share capital to allot and issue the New Avmin Shares;

17.2.3	Avmin has the power, and has taken all necessary authorising action, to issue the RLA and to allot and issue the New Avmin Shares in terms of the RLA;

17.2.4	the RLA, when issued by Avmin, will be legally binding on Avmin, valid and of full force and effect; and

17.2.5	the New Avmin Shares, when allotted and issued, will rank pan passu with all of the other shares in Avmin’s issued share capital and will be listed on the JSE.

17.3	Each warranty given by ARM Platinum and Avmin to Kalgold and Avmin in this Agreement will –

17.3.1	be given as at the Signature Date and the Closing. Date;

17.3.2	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in the Agreement;

17.3.3	continue and remain in force notwithstanding the completion of the Transaction;

17.3.4	prima facia be deemed to be a representation of fact inducing Kalgold and Harmony to enter into this Agreement; and

17.3.5	be presumed to be material unless the contrary is proved.

17.4	Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount of Kalgold and/or Harmony’s recoverable damages for any breach or breaches of this Agreement, including without being limited to the warranties and undertakings set out in this clause 17, shall not in any circumstances exceed the Weighted Average Traded Price less any amounts refunded by Harmony to ARM Platinum in terms of clauses 14 and 15, in the aggregate.

18	CONFIDENTIALITY

18.1	No Party shall publish any announcement of the Transaction through any of the media until the others have approved the proposed announcement in writing, which approval will not be unreasonably withheld or delayed. Any Party may, however, publish such announcement (without such approval) if required to do so by law or by any securities exchange or regulatory or governmental body to which it is subject, wherever situated, provided only that such Party shall consult the other Parties before publishing the announcement and shall provide the other Parties with a copy of the announcement prior to publication

18.2	All information or documents which may be made available to ARM Platinum and Avmin in connection with Kalgold, its business and affairs, and the Sale Assets, whether prior to or after the Signature Date, shall be kept in the strictest confidence.

19	BREACH

19.1	If Harmony commits any breach of this Agreement, then subject to the provisions of clause 19.3, ARM Platinum and/or Avmin shall not be entitled to cancel it unless the breach is material and goes to the root of the contract and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time (which shall not be less than 30 (Thirty) days) after Harmony receives written notice to remedy the breach.

19.2	If ARM Platinum and/or Avmin commits any breach of this Agreement, then, subject to the provisions of clause 19.3, Harmony shall not be entitled to cancel it unless the breach is material and goes to the root of the contract and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time (which shall not be less than 30 (Thirty) days) after ARM Platinum and/or Avmin, as the case may be, receives written notice to remedy the breach.

19.3	Notwithstanding anything to the contrary contained in this Agreement, no Party shall be entitled to cancel this Agreement after the Closing Date for any breach by any other. Party of any warranty or representation contained in this Agreement, and the exclusive remedy for any such breach shall be limited to a claim for such damages as may be recoverable for the breach.

19.4	Subject to the provisions of clause 19.3, the respective remedies of the Parties in terms of this clause 19 shall not be exhaustive and shall be in addition and without prejudice to any other remedies they may have under or in consequence of this Agreement.

20	INDIVISIBILITY

The Transaction and all of the other transactions and arrangements contained in or contemplated by this Agreement and the Related Agreements constitute a single and indivisible transaction so that if any of the Related Agreements fails to take effect or is cancelled, rescinded or otherwise falls away on or prior to the Closing Date, any Party shall be entitled to cancel this Agreement by written notice to that effect to the other Parties.

21	SUPPORT CLAUSE

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

22	DISPUTE RESOLUTION

22.1	In the event of there being any dispute or difference between the Parties arising out of this Agreement, or in connection with it, or regarding its interpretation, validity, execution, implementation, termination or cancellation, the said dispute or difference shall on written demand by any Party to the dispute be submitted to arbitration in Johannesburg in accordance with the rules of AFSA;

22.2	In the event of a Party to the dispute wishing to join another Party, that is not already one of the Parties to the dispute, to the arbitration, then it shall be entitled to do so by written notice to the said other Party or Parties to the dispute and the arbitrator or arbitrators. Upon receipt of this notice by the said other Party it shall become a Party in the arbitration;

22.3	Any Party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the Rules of AFSA;

22.4	Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief.

22.5	Any arbitration in terms of this clause 22 shall be conducted in camera and the Parties shall treat as confidential and not disclose to any third party details of the dispute submitted to arbitration, the conduct of the arbitration proceedings or the outcome of the arbitration, without the written consent of all the Parties thereto.

22.6	The provisions of this clause 22 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

22.7	The Parties agree that the written demand by a Party to the dispute in terms of clause 22.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, No. 68 of 1969.

23	NOTICES AND DOMICILIA

23.1	The Parties choose as their respective domicilia citandi et executandi for the purpose of legal proceedings and for the purposes of giving or sending any notice provided for or necessary in terms of this Agreement, the following addresses and telefax numbers for each of them –

Name	Physical Address	Telefax
Kalgold &	Block 27	011 692 3879
Harmony	Randfontein Office Park
Cnr Main Reef Road & Ward Avenue
Randfontein

Marked for the attention of The Company Secretary

Name	Physical Address	Telefax
ARM	56 Main Street	011 634 0502
Platinum &	Johannesburg
Avmin	2001

Marked for the attention of The Company Secretary

provided that a Party may change its domicilium to any other physical address or telefax number within the Republic of South Africa by written notice to the other Parties to that effect. Such change of address will be effective 5 (Five) business days after receipt of the notice of the change of domicilium.

23.2	All notices to be given in terms of this Agreement will be in writing and will –

23.2.1	if delivered by hand during business hours, be rebuttably presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be rebuttably presumed to have been received on the following business day; and

23.2.2	if sent by telefax during business hours, be rebuttably presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will rebuttably be presumed to have been received on the following business day.

2.3.3	Any notice in terms of this Agreement shall only be validly given if in written or printed paper based form. For the avoidance of doubt, where any provision of this Agreement requires either Party to perform any act in writing, this requirement will only be satisfied if such performance is made in a written or printed paper base form. The provisions of the Electronic Communications and Transactions Act, No. 25 of 2002, in this regard are expressly excluded from this Agreement, and data messages (as defined in that Act) are excluded as a valid form of notice in terms hereof.

23.4	Notwithstanding the above but subject to the provisions of clause 23.3, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with the provisions of this clause.

24	BENEFIT OF THE AGREEMENT

This Agreement will be also for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

25	APPLICABLE LAW AND JURISDICTION

25.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

25.2	Subject to the provisions of clause 22, the Parties hereto hereby consent and submit to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa in any dispute arising from or in connection with this Agreement.

26	GENERAL

26.1	This Agreement constitutes the whole of the Agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

26.2	No variation, addition, deletion, or agreed cancellation will be of any force or effect unless in writing and signed by or on behalf of the Parties. Failure or delay on the part of any Party in exercising any right, power or privilege hereunder will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

26.3	No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

26.4	Save as otherwise herein provided, neither this Agreement nor any part, share or interest therein nor any rights or obligations hereunder may be ceded, assigned, or otherwise transferred without the prior written consent of the other Parties.

27	COUNTERPARTS

This Agreement may be executed in any number of counterparts as by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

28	COSTS

28.1	Save as provided for below, each Party will bear and pay its own legal costs and expenses relating to the negotiation, drafting, preparation and discharging of its obligations under this Agreement.

28.2	The filing fee payable in terms of the Competition Act in respect of the notification referred to in clause 4.1.2 will be shared equally between Harmony, Avmin and ARMI.

28.3	All costs and expenses relating to the drafting and, where applicable, registration of all documents referred to in clause 13.1 will be shared between Harmony and ARM Platinum.

28.4	All issue duty payable on the allotment and issue of the New Avmin Shares will be borne and paid by ARM Platinum.

For and on behalf of
KALAHARI GOLDRIDGE MINING
COMPANY LIMITED

who warrants that he is duly authorised

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

who warrants that he is duly authorised

For and on behalf of
AFRICAN RAINBOW MINERALS PLATINUM
(PROPRIETARY) LIMITED

who warrants that he is duly authorised

For and on behalf of
ANGLOVAAL MINING LIMITED

who warrants that he is duly authorised

QUOD ATTESTOR

NOTARY PUBLIC

ANNEXE “A”

KALPLATS AND PROSPECTING AREAS

ANNEXE “B”

Options

			Duration of
Name	ID Number	Address	Contract	%
1. FARM GROOT GEWAAGD NO. 270 – PTN 8 (TWEELINGSHOEK) AND PTN 6 (VERDWYN) – 856.5336 HA TOTAL
Smith, Ammiel	520707 5077 08 7	Koedoeweg 23, VRYBURG 8600	24.02.01 – 23.02.04	0.83
Smith, Sebastiaan	480903 5026 08 7	PO Box 3835, WINDHOEK, NAMIBIA	06.03.01 – 05.03:04	0.83
Smith, Henry John	450415 5005 08 2	Zebraweg 7, VRYBURG 8600	14.03.01 – 13.03.04	0.83
Smith, Jacobus Johannes	591108 5085 08 5	PO Box 2700. VRYBURG 8600	14.03.01 – 13.03.04	0.83
Du Plessis, John Samuel Smith	510420 5058 00 6	PO Box 2105, KURUMAN 8460	14.03.01 – 12.03.04	3.33
Herbst, Margaretha Maria	390220 0033 08 6	Sonneblomstr 18, VRYBURG 8600	08.02.01 – 07.02.04	3.33
Kolze, Maria Susanna	450413 0035 08 9	PO Box 1812, VRYBURG 8600	08.02.01 – 07.02.04	3.33
Prinsloo, Elizabeth Maria	620424 0021 08 1	73 Russell Drive, Wallaton, NOTTINGHAM NG8 2BA, UNITED KINGDOM	27.06.01 – 26.06.04	1
Damerell-Moss, Grace Dina Wilhelmina	510321 0021 08 2	PO Box 506, ST FRANCIS BAY 6312	04.04.01 – 03.04.04	1
Smith, Walter Joseph	470609 5009 08 8	Kromellenboog 2, SASOLBURG 1947	15.02.01 – 14.02.04	1
Smith, Ammiel Griffith	570923 5026 00 3	PO Box 23, BARBERTON 1300	15.02.01 – 14.02.04	1
Smith, Petrus Johannes (Deceased)	49081 1 5054 00 9	Takbestuurder – Boedeldienste, ABSA Trust Posbus 2413, Bloemfontein 9300	13.03.01 – 12.03.04	1
Van Niekerk, Ammiel Griffiths	540728 5088 08 6	Kilburnstraat 86, HORISON 1724	13.02.01 – 12.02.04	1
Van Niekerk, Rudolf Francois	58021 15095 08 9	PO Box 241, ZEERUST 2865	12.02.01 – 11.02.04	1
Van Niekerk, Jacobus Petrus Phillipus	490221 5024 08 7	PO Box 11095, TIEGERPOORT 0056	12.02.01 – 11.02.04	1
Coetzer, John Samuel Smith	5 10227 5052 08 1	PO Box 27, BUHRMANNSDRIF 2867	09.02.01 – 08.02.04	5

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Option Payments
		1st Year	2nd Year	3rd Year
Name	ID Number	2001-2002	2002-2003	2003-2004
1. FARM GROOT GEWAAGD NO. 270 – PTN 8 (TWEELINGSHOEK) AND PTN 6 (VERDWYN) – 856.5336 HA TOTAL		8,565.00	9,420.00	10,360.00
Smith, Ammiel	520707 5077 08 7	71.09	78.19	85.99
Smith, Sebastiaan	480903 5026 08 7	71.09	78.19	85.99
Smith, Henry John	450415 5005 08 2	71.09	78.19	85.99
Smith, Jacobus Johannes	591108 5085 08 5	71.09	78.19	85.99
Du Plessis, John Samuel Smith	510420 5058 00 6	85.65	313.69	344.99
Herbst, Margaretha Maria	390220 0033 08 6	85.65	313.69	344.99
Kolze, Maria Susanna	450413 0035 08 9	85.65	313.69	344.99
Prinsloo, Elizabeth Maria	620424 0021 08 1	85.65	94.20	103.60
Damerell-Moss, Grace Dina Wilhelmina	510321 0021 08 2	85.65	94.20	103.60
Smith, Walter Joseph	470609 5009 08 8	85.65	94,20	103.60
Smith, Ammiel Griffith	570923 5026 00 3	85.65	94.20	103.60
Smith, Petrus Johannes (Deceased)	49081 1 5054 00 9	85.65	94.20	103.60
Van Niekerk, Ammiel Griffiths	540728 5088 08 6	85.65	94.20	103.60
Van Niekerk, Rudolf Francois	58021 15095 08 9	85.65	94.20	103.60
Van Niekerk, Jacobus Petrus Phillipus	490221 5024 08 7	85.65	94.20	103.60
Coetzer, John Samuel Smith	5 10227 5052 08 1	111.35	471.00	518.00

Options

			Duration of
Name	ID Number	Address	Contract	%
Pretorius, Margeretha Maria	481224 0042 08 9	c/o PO Box 46, VRYBURG 8600	08.02.01 – 07.02.04	5
Treeby, Phillip	611207 5089 08 3	PO Box 1078, EVANDER 2280	07.10.01 – 06.10.04	1.4
Pretorius, Doris	581212 0065 08 4	Wesstraat 256,PRETORIA-NOORD 1082	08.08.01 – 07.08.04	14
Marriott, Zenobia	011191496 Passport	Finca LosAlmendros, ApartadodeCorrcos 1, Jimena de la Frontera, 11330 Cadiz, Spain	21.06.01 – 20.06.04	2
Smith, Ammiel Griffiths	450508 5005 08 4	PO Box 40692, MORELETAPARK 0044	14.02.01 – 13.02.04	2
McKenzie, Maria	490318 0081 08 6	PO Box 657, STANGER 4450	11.03.01 – 10.03.04	5
Smith, Amiel	450424 5121 00 6	PO Box 80, MODDERFONTEIN 1645	14.02 01 – 13.02.04	5
Smith, Hendrik Johannes	361103 5028 00 1	PO Box 80, MODDERFONTEIN 1645	12.03.01 – 11.03.04	5
Smith, Miiriii Henrietta	461213 0081 08 4	PO Box 767, KINROSS 2270	21.02.01 – 20.02.04	5
Mudge, Maria Isabella	160123 0011 08 6	PO Box 581, WARMBAD 0480	12.02.01 – 11.02.04	3.33
Smith, Henry John	181202 5014 08 2	PO Box 1 22, STELLA, 8650	07.02.01 – 06.02.04	3.33
Visser, Susan Isabella Johanna	270721 0050 00 9	PO Box 41, ROOIBERG 0500	12.02.01 – 11.02.04	3.33
Smith, Cornelia Carolina	260831 0074 00 3	Kerkstraat 103, ZEERUST 2865	09.02.01 – 08.02.04	3.33
Vermeulen, Janet Catherine	110112 0033 08	Huis Louis Swanepoel, Pk. STELLA 8650	07.02.01 – 06.02.04	3.33
Smith, Schalk Willem	140526 5006 08 0	PQ Box 65 1, SENEKAL 9600	15.02.01 – 14.02.04	4
Smith, Ammiel Griffiths	160529 5004 08 4	Humanstraat 8, WARRENTON 8530	08.02.01 – 07.02.04	4
Bester, Maria Isabella	070806 0004 08 0	Huis Louis Swanepoel, Pk. STELLA 8650	07.02.01 – 06.02.04	4
Carstens, Cornelius Johannes	541210 5032 00 9	PO Box 1 125, ZEERUST 2X65	14.08.01 – 13.08.04	4
Van Tender, Johanna Helena	250518 0012 08 6	Huis Louis Swanepoel, Pk. STELLA 8650	07.02.01 – 06.02.04	4
Prinsloo, Come Elizabeth	410903 0014 08 3	PO Box 6565, SECUNDA 2302	21.02.01 – 20.02.04	2.8

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Option Payments
		1st Year	2nd Year	3rd Year
Name	ID Number	2001-2002	2002-2003	2003-2004
Pretorius, Margeretha Maria	481224 0042 08 9	113.91	471.00	518.00
Treeby, Phillip	611207 5089 08 3	120.00	131,90	145.04
Pretorius, Doris	581212 0065 08 4	17130	131.90	145.04
Marriott, Zenobia	011191496 Passport	171.30	188.40	207.20
Smith, Ammiel Griffiths	450508 5005 08 4	171.30	188.40	207.20
McKenzie, Maria	490318 0081 08 6	214.13	471.00	518.00
Smith, Amiel	450424 5121 00 6	21413	471.00	518.00
Smith, Hendrik Johannes	361103 5028 00 1	214.13	471.00	518.00
Smith, Miiriii Henrietta	461213 0081 08 4	214.13	471.00	518.00
Mudge, Maria Isabella	160123 0011 08 6	282.65	313.69	344.99
Smith, Henry John	181202 5014 08 2	282.65	313.69	344.99
Visser, Susan Isabella Johanna	270721 0050 00 9	282,65	313.69	344.99
Smith Cornelia Carolina	260831 0074 00 3	285.21	313.69	344.99
Vermeulen Janet Catherine	110112 0033 08	285.21	313.69	344.99
Smith, Schalk Willem	140526 5006 08 0	342.60	376.80	414.40
Smith, Ammiel Griffiths	160529 5004 08 4	342.60	376.80	414.40
Bester, Maria Isabella	070806 0004 08 0	428.25	376.80	414.40
Carstens, Cornelius Johannes	541210 5032 00 9	428.25	376.80	414.40
Van Tender, Johanna Helena	250518 0012 08 6	428.25	376.80	414.40
Prinsloo, Come Elizabeth	410903 0014 08 3	428.25	263.76	290.08

Van der Merwe, Johanna	521208 0047 08 3	Langenhovenstraat 66, JAN CILLIERSPARK, WELKOM 9459	15.10.01 – 14.10.04	0.8	68.50	75.36	82.88
Solomon, Sarnuel	To be traced
Solomon, Max	To be traced				1st Year 2001-2002	2nd Year 2002-2003	3rd Year 2003-2004

2. GEMSBOK PAN 309 – PTN 2 (KROMDRAAI) and PTN 6 (MEMEL) and PTN 5 (RE) OF KOODOOS RAND 321 – 2434.6487 HA

					2002-2003/2003-2004		2004-2005
					First 2 years – R6695.28		R1,75/ha
Feitelberg, Anna	190725 0022 08 9	PO Box 781059, Sandton 2146	15.02.02 – 14.02.08	25	6695.280		4260.64

3. GEMSBOK PAN 309 – PTN 2 (KROMDRAAI) – 544,792 HA
					R3,00/ha	R3,50/ha	R4,00/ha
Smit, Marlon	590522 5091 08 8	PO Box 74368, LYNNWOOD RIDGE 0040	17.02.02 – 16.02.05	12.5	817.19	953.39	1,089.59
Smit, Deon	560821 5092 08 6	PO Box 2101, VRYBURG 8600	17.02.02 – 16.02.05	12.5	817.19	953.39	1,089.59

4. GEMSBOK PAN 309 — PORTION 6 (MEMEL) — I361.9915 HA
					Rl.50/ha	RI,75/ha	R2,00/ha
Smit, Marlon	590922 5091 08 8	PO Box 74368, LYNNWOOD RIDGE 0040	17.02.02 – 16.02.05	12.5	1,021,49	1191,74	1361.9?
Smit, Deon	560521 5092 08 6	PO Box 2101, VRYBURG 8600	17.02.02 – 16.02.05	12.5	1,021,49	1191,74	1361.99

5. KOODOOS RAND 321 —REMAINING EXTENT OF PTN 5 — 527.8650 HA
					Rl.5O/ha	R1.75/ha	R2.00/ha
Smit, Deon	590922 5091 08 8	PO Box 2101,VRYBURG 8600	17.02.02 – 16.02.05	12.5	395.90	461.88	527.87
Smit, Marlon	590522 5091 08 8	PO Box 74368, LYNNWOOD RIDGE 0040	17.02.02 – 16.02.05	12.5	395.90	461.88	527.87

6.1 GEMSBOK PAN 309 – PTN 2 (KROMDRAAI) – 544,792 HA

6.2 GEMSBOK PAN 309 – PTN 3 (MORESTER) – 544.8015 HA HA

6.3 GEMSBOK PAN 309 – RE OF PTN 4 – 461.4694 HA

					No option fees payable
De Villiers, Johanna Adriana	610110 0023 08 4	PO Box 127, STELLA 8650	05.02.01 – 04.02.04		during prospecting period
				1.50	Contract has been Notarially Registered
				2.100

				3.100
7. GEMSBOK PAN 309 – PORTION 13 (PTN 6) – 567.6792 HA (Part of Memel)
					R2.50/ha	R3.00/ha	R3.50/ha
Cilliers, Bartholomeus	18.07.1940 (D.O.B.)	PO Box 4, STELLA 8650	28.04.01 – 27.04.04	50	1,419.20	1,703.04	1,986.88

8. GROOT GEWAAGD 270 – PORTION 6 (PTN OF PTN 1) – 428.2699 HA

Badenhorst, Hester Susanna	6606010033 08 8	PO Box 816, HARTSWATER	05.02.01 – 04.02.04	100-S	No option fees payable during 3-year prospecting period

9. GROOT GEWAAGD 270 – PORTION 8 (TWEELINGSHOEK) – 428.2667 HA

Smith, Hohn Samuel	420723 5009 08 0	PO Box 196, STELLA 8650	05.02.01 – 04.02.04	100-S	4,300.00+vat	5,100.00	6,000

10. KOODOOS RAND 321 – VARIOUS PORTIONS – 1908.6439 HA (RE-6; 3, 14, 15, 16, 17, 18

Nel, Gert Johannes	44428,5020,08,7	PO Box 180, STELLA 8650	05.02.01 – 04.02.04		No option fees payable during 3-year prospecting period

Notarial Contract - No K39/2001 PC signed and valid for 18/5/01 to 17/5/04

11. PAPIESVLAKTE A 323 – PORTION 1 – 1663.6454 HA – NOTARIAL EXECUTION DONE Notarial Contract - No K38/200 IPC signed and valid for 20/05/01 to 19/05/04

Hobson, Denis Carey	500126 5092 08 3	PO Box 242, STELLA 8650	05.02.01 – 04.02.04		No option fees payable during 3-year prospecting period

ANNEXE “C”

RENOUNCEABLE LETTER OF ALLOCATION

ANGLOVAAL MINING LIMITED
(“Avmin”)

RENOUNCEABLE LETTER OF ALLOCATION
To
KALAHARI GOLDRIDGE MINING COMPANY LIMITED
(“Kalgold”)

1	Avmin hereby allocates and irrevocably undertakes to allot and issue 2,000,000 (Two million) fully paid ordinary shares of R0.05 (Five cents) each (“Underlying Avmin Shares”) to Kalgold or its order (“Allocation”) in accordance with the remaining provisions of this renounceable letter of allocation.

2	The Allocation does not constitute an allotment or issue of the Underlying Avmin Shares.

3	Kalgold will be entitled to renounce the Allocation of all or any of the Underlying Avmin Shares to Harmony Gold Mining Company Limited (“Harmony”) and/or its subsidiaries by the completion of a document substantially similar to the attached Form of Renunciation and Acceptance and the delivery of the original thereof by hand to Avmin by not later than close of business on [This will be the date of the closing meetings]

4	Avmin shall procure that all duly completed documents received by it in terms of paragraph 3 will be processed by Computershare Limited (“Transfer Secretaries”) by procuring the unconditional allotment and issue of the Underlying Avmin Shares and depositing same with STRATE Limited (“STRATE”), with instructions that STRATE credit the account/s of the CSDP/s nominated in the documents by not later than commencement of trading on the JSE Securities Exchange South Africa on the 1st (First) business day after the Transfer Secretaries receive final written confirmation signed by Harmony, Avmin and African Rainbow Minerals & Exploration Investments (Proprietary) Limited to the effect that all of the matters required to be completed at the closing meetings to be held in terms of certain merger agreements entered into between them have been completed (“Issue Date”).

5	Any Underlying Avmin Shares which have not been renounced by Kalgold will be allotted and issued to Kalgold by not later than the commencement of trading on the JSE Securities Exchange South Africa on the Issue Date.

SIGNED at	on	2004
For and on behalf of
ANGLOVAAL MINING LIMITED

who warrants that he is duly authorised

FORM OF RENUNCIATION AND ACCEPTANCE

Kalahari Goldridge Mining Company Limited hereby renounces to and in favour of                   (“Renouncee”) its right to the allotment and issue of 2,000,000 (Two million) ordinary Avmin Shares (“Renounced Avmin Shares”).

The Renouncee hereby –

1.	accepts the benefit of the renunciation in its favour;

2.	accepts the allocation to it of the Renounced Avmin Shares; and

3.	requests that the Renounced Avmin Shares be allotted and issued to being the Renouncee’s nominated CDSP.

SIGNED at	on	2004
For and on behalf of
KALAHARI GOLDRIDGE MINING
COMPANY LIMITED (“Renouncer”)

who warrants that he is duly authorised

SIGNED at	on	2004
For and on behalf of
(“Renouncee”)

who warrants that he is duly authorised

ANNEXE “D”

IRREVOCABLE INSTRUCTION

DRAFT LETTER TO BE TYPED ON AN ANGLOVAAL MINING LIMITED LETTERHEAD

Computershare Limited
70 Marshall Street
Johannesburg
2001

                2004

Dear Sirs

INSTRUCTION TO ALLOT AND ISSUE AVMIN SHARES

1.	Harmony Gold Mining Company Limited (“Harmony”), Anglovaal Mining Limited (“Avmin”) and African Rainbow Minerals & Exploration Investments (Proprietary) Limited (“ARMI”) have entered into certain indivisible agreements (“Merger Agreements”).

2.	One of the Merger Agreements is a Notarial Sale and Subscription Agreement in terms of which Avmin is, subject to the fulfilment of certain suspensive conditions, obliged to issue a renounceable letter of allocation (“RLA”) in respect of 2,000,000 (Two million) ordinary shares in Avmin (“Avmin Shares”) to Kalahari Goldridge Mining Company Limited (“Kalgold”).

3.	Avmin is obliged to procure the allotment and issue of the Avmin Shares in terms of the RLA on completion of the matters required to be completed at the closing meetings to be held in terms of the Merger Agreements (other than the Voting Agreement) (“Completion Matters”).

4.	Avmin hereby irrevocably and unconditionally, but subject to receipt of the final confirmation provided for below,instructs you to allot and issue the Avmin Shares prior to commencement of business on [this will be the day after the Final Written Confirmation] 2004 (“Issue Date”) by depositing the Avmin Shares with STRATE Limited (“STRATE”), with instructions that STRATE credit the account/s of the CSDP/s nominated in terms of the RLA by not later than commencement of trading on the JSE Securities Exchange South Africa on the Issue Date.

5.	Notwithstanding anything to the contrary contained in this instruction, you are to give effect to the .allotment and issue referred to above only upon receipt of a final written confirmation signed by Harmony,Avmin and ARMI to the effect that all of the Completion Matters have been completed and that you may accordingly proceed (“Final Written Confirmation”).

6.	The giving of this instruction and the acceptance thereof by you constitute a stlpulatio alteri in favour of Kalgold which shall be deemed to have been accepted by Kalgold.

7	Please sign this letter as provided for below, acknowledging its receipt and confirming, irrevocably and unconditionally, that you will act in accordance with the instruction upon receipt of the Final Written Confirmation.

Yours faithfully

ANGLOVAAL MINING LIMITED

Computershare Limited hereby confirms that –

1.	the original of this letter was received by it on 2004; and

2.	it undertakes,irrevocably and unconditionally,to ad in accordance with the instruction contained in this letter upon receipt of the Final Written Confirmation.

COMPUTERSHARE LIMITED

DATE: